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                                                                    EXHIBIT 23.1

Exhibit 23.1 to Form 8-K

Ernst & Young LLP
Woodland Hills, California

June 27, 2000

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 27, 2000, of Hawker Pacific Aerospace and are in agreement with the statements contained in the paragraphs (ii) and
(iv) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP